SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

H. J. Heinz Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     The following letter was prepared for certain shareholders of H. J. Heinz Company:

H. J. Heinz Company
Annual Meeting of Shareholders

Dear Heinz Shareholder:

     Thank you for returning your WHITE proxy for the Annual Meeting of Shareholders of H. J. Heinz Company, scheduled to be held on August 16, 2006. We are assisting Heinz’s board of directors with the solicitation of proxies from Heinz shareholders. To avoid the possibility of your vote being challenged or disqualified for the reason(s) indicated below, we ask that you sign, date and mail the enclosed WHITE proxy in the postage-paid envelope provided.

☐	Your previous proxy was unsigned or not legible. (If signing as attorney, executor, administrator, corporate officer, authorized officer of a partnership, trustee or guardian, please sign and give your full title as such.)

☐	Your previous proxy was undated. (Please date and sign to conform with the name shown on the proxy.)

☐	Your previous proxy was not signed by all owners. (If shares are registered in the name of more than one person, each person should sign the proxy. If a joint tenant is deceased, please indicate that you are the surviving joint owner. If a tenant-in-common is deceased, the proxy should be signed by the executor or administrator of the deceased tenant-in-common, and proof of such person’s status as executor or administrator should be sent with the proxy.)

☐	Your previous proxy omitted your title or authority. (If signing as attorney, executor, administrator, corporate officer, authorized officer of a partnership, trustee or guardian, please sign and give your full title as such.)

☐	Your previous proxy, as marked, did not clearly specify your voting instructions. (Please sign, date and clearly mark your proxy.)

☐	Other _____________________________________________________________________

     The Annual Meeting will be held on Wednesday, August 16, 2006. Since time is short, we would sincerely appreciate your signing, dating and promptly mailing the enclosed WHITE proxy card today.

     If you have any questions or need assistance in voting your shares, please call us toll-free at 1-800-322-2885. Thank you for your cooperation.

Very truly yours,

MacKenzie Partners

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     The following quotes were posted to H. J. Heinz Company s Internet website at www.heinzsuperiorvalue.com. Heinz has not received the consent of the authors or the publications to use the quotes as proxy soliciting material.

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“Key Tenets of Action Plan Suggest No ‘Magic Bullet’; Trian’s Proposed Timeframe Is Noticeably Absent, …With Heightened Execution Risk Likely” - Lazard, Andrew. Lehman Brothers Analyst Report 23 May 2006.

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“Trian’s plan budgets $0.08 of EPS dilution associated with the divestiture of certain ‘non-core’ assets, including Plasmon baby food in Italy and the ABC brand in Indonesia. While we have written extensively about the strategic rationale for getting more focused both by category and geography, particularly as it relates to the Italian baby food business, we believe the highly profitable nature of this business as well as the potential tax consequences related to its proposed sale, could well render this dilution estimate overly optimistic, in combination with other possible asset sales.” - Lazard, Andrew. Lehman Brothers Analyst Report 23 May 2006.

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“...we questioned the magnitude of {Trian’s plan} selected assumptions. Hence, we agree with Heinz’s management’s claim about the realistic nature of its plan vs. that of Trian.” Katzman, Eric. Deutsche Bank Analyst Report June 2006.

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“We came away from Heinz’s investor meeting impressed by management’s commitment to cost-cutting and marketing.” - Bivens, Terry & Goldman, Ken. Bear Stearns Analyst Report June 2006.